CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of the Statements of Changes in Net Assets for the Year Ended December 31, 1999 included in our report dated January 26, 2000, in the Registration Statement (Form N-1A) of the AAL Variable Product Series Fund, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 12 to the Registration Statement under the Securities Act of 1933 (File No. 33-82056) and in this Amendment No. 13 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-8662).

/s/ ERNST & YOUNG LLP

Milwaukee, Wisconsin
February 22, 2001